Exhibit 99-A


Contacts:

Mark Bonavia, Sprint, (O) 913-624-3552
E-mail: mark.bonavia@mail.sprint.com

Bill White, Sprint, (O) 913-624-2226
E-mail: bill.white@mail.sprint.com


Editor's note: The Sprint FON Group recorded fourth quarter nonrecurring net gains of $104 million in 1998. These gains, which mainly consisted of the sale of local exchanges, increased Sprint FON Group income from continuing operations by $62 million, or 14 cents per diluted share. For comparative purposes, our discussion of local telephone results assumes the sale of local exchanges occurred at the beginning of 1998.

     The Sprint FON Group (NYSE: FON) is comprised of Sprint's core wireline telecommunications operations, which include long distance, local telephone and product distribution and directory publishing businesses. It also includes activities related to the development of Sprint ION, Integrated On-Demand Network; and other ventures, consisting mainly of Sprint's investment in Global One.

     The Sprint PCS Group (NYSE: PCS) consists of Sprint's wireless personal communication services operations.

                                            For Immediate Release

             SPRINT ANNOUNCES RECORD FIRST QUARTER RESULTS

     KANSAS CITY, Mo., Apr. 20, 1999 - Sprint today announced record first quarter results in both its FON and PCS Groups. The FON Group's diluted earnings per share of 93 cents represented an increase of 16 percent from the first quarter of 1998. The increased earnings were driven by record revenues and double-digit increases in operating income and cash flows in the FON Group's core operations. The PCS Group achieved the highest number of first quarter customer acquisitions ever recorded by a U.S. wireless carrier -- second only to Sprint PCS' fourth quarter 1998 sales.

  Consolidated Sprint revenues for the quarter were $4.72 billion, a 16 percent increase from $4.08 billion in the same period last year.

                             -more-

SPRINT FON GROUP HIGHLIGHTS:

-- Revenues increased 7 percent in the first quarter of 1999 to $4.17 billion from $3.89 billion in first quarter of 1998.
-- Diluted earnings per share increased 16 percent to 93 cents, compared to 80 cents per share a year ago. The 1998 first quarter included a one-cent per share charge related to the early extinguishment of debt.
-- Net income was $406 million in the quarter, a 16 percent increase from $352 million a year ago.
-- Operating income from core operations increased 11 percent to $796 million from $716 million last year.
-- Operating cash flows from core operations were $1.3 billion, up 10 percent from $1.18 billion a year ago.
-- Earnings per share from core operations increased 15 percent to $1.10 from 96 cents per share last year.

          Long Distance

          --   Revenues increased 9 percent to $2.63 billion from $2.41
               billion in the first quarter of 1998.
          --   Operating income was $388 million, up 21 percent from $319 million a year ago.
          --   Calling volumes rose 24 percent from first quarter of 1998.
          --   Operating cash flows increased 16 percent to $615 million
               from $532 million a year ago.

          Local Telecommunications

          -- Revenues increased 6 percent to $1.37 billion from $1.3 billion in the first quarter a year ago.
          -- Operating income rose 5 percent to $365 million from $348 million during the same period last year.
          -- Access lines increased 5.2 percent, ending the quarter with a total of nearly 7.8 million access lines.
          -- Operating cash flows increased 6 percent to $615 million from $579 million a year ago.

          Product Distribution and Directory Publishing

          -- Revenues increased 9 percent in the first quarter to $425 million from $391 million a year ago.

                             -more-

          -- Operating income declined 6 percent to $56 million from $59 million during last year's first quarter. The decline was primarily driven by the amortization of costs associated with the 1998 acquisition of a directory sales organization.

          Sprint ION and Other Ventures

          -- Sprint ION's after-tax losses equaled 7 cents per share for the quarter, compared with a loss of 2 cents per share in the first quarter of 1998.
          -- First quarter losses for Global One and other ventures were 10 cents per share compared to 13 cents per share in the first quarter of 1998.

     "The FON Group's first quarter performance, marked by double-digit earnings per share growth and a solid revenue increase, reflected exceptional execution across the board," said William
T. Esrey, chairman and chief executive officer of Sprint.
     In long distance, increases in operating income, calling volumes and operating cash flows this quarter were attributable to solid revenue and volume growth from the Sprint Sense Unlimited and Sprint Sense Anytime products in the residential market and increased demand for wholesale products and services. In the large business segment, revenues for data services, including ATM, Internet Protocol, and Frame Relay, rose nearly 50 percent compared to the first quarter of 1998.
     Local telephone access line growth this quarter was driven by strong demand for service in Nevada, Florida and North Carolina and sales of second lines to support Internet access.
     "In terms of Sprint ION and other ventures, we continue to reach critical milestones relative to the launch of Sprint ION and achieve operational improvement at Global One," Esrey said. Final beta testing of the Sprint ION business product continued this quarter, and Sprint ION installations were completed for seven businesses at 29 sites across the country. Plans are on track to begin testing the consumer and small business versions of Sprint ION this summer and to release them in selected markets at the end of this year.
     Global One announced major network investments during the quarter in the Asia-Pacific region and the Americas as part of this year's expansion of its state-of-the-art ATM-based backbone and other networks. The joint venture also signed major contracts with Lucent Technologies for Global Call Center services in the Netherlands and Nortel for Global ATM services in several European countries.

SPRINT PCS GROUP HIGHLIGHTS:

--   Sprint   PCS   added  763,000  new  customers,   including
     approximately 20,000 customers acquired through the purchase of the PrimeCo operation in Hawaii. Sprint PCS ended the quarter with a total of 3.35 million customers.


                             -more-

--   The  continued  aggressive  buildout  of  the  Sprint  PCS
     nationwide   network  resulted  in  the  addition  of   several
     metropolitan   markets  in  the  quarter,  including   Chicago,
     Cleveland, Richmond, Norfolk, and Atlanta.
-- The Sprint PCS network now covers nearly 170 million people nationwide and offers service in more than 280 metropolitan markets, including more than 4,000 cities and communities. Expanded coverage continued in existing markets, particularly along major highways and travel corridors.
-- Average monthly revenue per user was slightly over $52 in the first quarter.
--   Total revenues were $604 million in the first quarter.
     Operating cash flow losses were $479 million.
-- Losses for the quarter were $1.46 per share. The losses include a 5 cents per share charge related to the early extinguishment of debt. Quarterly losses were within company expectations.
-- Capital expenditures were $592 million for the quarter, reflecting the continued buildout and expansion of the company's nationwide network.

     "Our PCS Group continues to shatter one industry record after another and has emerged as the nation's fastest growing carrier, adding customers at a very rapid pace," Esrey said. "Our offer of superior all-digital clarity, nationwide PCS coverage and differentiated calling plans has driven customer growth and revenue increases. In what is traditionally a slow quarter in the wireless industry, the PCS Group recorded the second largest sales quarter in industry history."
     To keep up with the rapid pace of subscriber growth, the PCS Group announced plans to open its fifth national customer care center in Charlotte, N.C. The state-of-the-art facility is expected to begin handling service activations and customer care in the second quarter.
     Innovative products and services, backed by aggressive
marketing, also attracted new customers to Sprint PCS.   The PCS
Group announced the availability of Short Messaging Services offering all Sprint PCS customers who have voicemail the option of receiving numeric pages or text messages directly to their Sprint PCS phone.
     Sprint is a global company at the forefront of integrating long distance, local and wireless communications services and one of the largest carriers of Internet traffic. Sprint built and operates the United States' only nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. Sprint has $17 billion in annual revenues and serves more than 17 million business and residential customers.


                          Sprint Corporation
                              FON GROUP
               COMBINED STATEMENTS OF INCOME (unaudited)
                  (millions, except per share data)


                                          Quarters Ended
                                             March 31,
                                          ---------------
                                          1999       1998
                                          ---------------

Net operating revenues                    $4,172.2   $    3,891.7
-----------------------------------------------------------------
Operating expenses
  Costs of services and products           1,925.7        1,871.9
  Selling, general and administrative      1,003.2          870.2
  Depreciation and amortization              506.0          466.6
-----------------------------------------------------------------
  Total operating expenses                 3,434.9        3,208.7
-----------------------------------------------------------------
Operating income                             737.3          683.0
Interest expense                             (44.6)         (77.6)
Equity in loss of Global One                 (34.5)         (45.2)
Other income, net                             10.1           30.9
-----------------------------------------------------------------
Income before income taxes                   668.3          591.1
Income taxes                                (262.1)        (235.2)
------------------------------------------------------------------
Income before extraordinary items            406.2          355.9
Extraordinary items, net                       -             (4.4)
------------------------------------------------------------------
Net income                                   406.2          351.5
Preferred stock dividends received (declared)  1.6           (0.3)
------------------------------------------------------------------
Earnings applicable to common stock       $  407.8   $      351.2
                                          ------------------------

Diluted earnings per common share            Actual     Pro forma(1)
                                          -----------   ------------
  Core businesses                         $    1.10  $        0.96
  Sprint ION                                  (0.07)         (0.02)
  Other ventures                              (0.10)         (0.13)
-------------------------------------------------------------------
  Continuing operations                        0.93           0.81
  Extraordinary items                            -           (0.01)
-------------------------------------------------------------------
    Total                                 $    0.93  $        0.80
                                          ---------  --------------
Diluted weighted average common shares
 outstanding                                  440.4          438.7
                                          ---------  --------------
Basic earnings per common share           $    0.94   $       0.82
                                          ---------  --------------


(1) The pro forma information assumes the FON stock existed for all periods presented. In November 1998, Sprint completed the restructuring of Sprint PCS and recapitalized Sprint common shares into two separate classes -- FON stock and PCS stock. FON stock is intended to reflect the performance of Sprint's long distance division, local division, and product distribution and directory publishing businesses. It also reflects activities to develop and deploy Sprint ION(SM), Integrated On-Demand Network, and other strategic ventures (mainly Sprint's investment in Global One).





                         Sprint Corporation
                              FON GROUP
               SELECTED OPERATING RESULTS (unaudited)
                             (millions)


                                         Quarters Ended
                                            March 31,
                                         ---------------
                                         1999       1998
                                         ---------------


Long Distance Division
  Net operating revenues                 $2,625.2  $2,407.1
-----------------------------------------------------------
  Operating expenses
   Interconnection                        1,009.4     977.3
   Operations                               348.6     343.9
   Selling, general and administrative      652.6     554.3
   Depreciation and amortization            227.1     212.3
-----------------------------------------------------------
   Total operating expenses               2,237.7   2,087.8
-----------------------------------------------------------
  Operating income                       $  387.5  $  319.3

Local Division
  Net operating revenues
   Local service                         $  627.4  $  584.7
   Network access                           505.4     484.2
   Toll service                              56.1      66.8
   Other                                    182.8     173.9
-----------------------------------------------------------
   Net operating revenues                 1,371.7   1,309.6
-----------------------------------------------------------
  Operating expenses
   Costs of services and products           471.3     448.7
   Selling, general and administrative      285.1     275.9
   Depreciation and amortization            250.6     233.1
-----------------------------------------------------------
   Total operating expenses               1,007.0     957.7
-----------------------------------------------------------
  Operating income                       $  364.7  $  351.9
                                         ------------------

Product Distribution and Directory
 Publishing
  Net operating revenues                 $  425.4  $  391.2
                                         ------------------
  Operating income                       $   55.5  $   59.2
                                         ------------------

Sprint ION
  Operating expenses                     $  (52.4) $  (16.8)
                                         -------------------

Other Ventures
  Operating expenses                     $   (6.1) $  (16.6)
                                         -------------------

Unallocated Corporate Operations and
 Intercompany Eliminations
  Net operating revenues                 $ (250.1) $ (216.2)
                                         -------------------
  Operating income                       $  (11.9) $  (14.0)
                                         -------------------


Sprint's FON Group reporting segments are intended to reflect the operating results of its long distance division, local division, and product distribution and directory publishing businesses. They also include activities to develop and deploy Sprint ION (SM), Integrated On-Demand Network, and other strategic ventures.



                        Sprint Corporation
                             FON GROUP
                 CONDENSED COMBINED BALANCE SHEETS
                            (millions)


                                            March 31,   December 31,
                                              1999         1998
                                            ------------------------
                                            (unaudited)


Assets
    Current assets
        Cash and equivalents                $   83.4    $   432.5
        Accounts receivable, net             2,494.6      2,384.3
        Other                                  895.5        951.3
-----------------------------------------------------------------
        Total current assets                 3,473.5      3,768.1

    Property, plant and equipment, net      12,780.0     12,464.0

    Other                                    2,767.7      2,768.7
-----------------------------------------------------------------

        Total                               $19,021.2   $19,000.8
                                            ---------------------

Liabilities and group equity
    Current liabilities
        Accounts payable and accrued
         interconnection costs              $ 1,664.3   $ 1,876.1
        Other                                 1,744.9     1,417.3
-----------------------------------------------------------------
        Total current liabilities             3,409.2     3,293.4

    Long-term debt                            3,948.5     4,408.8

    Deferred income taxes and
    investment tax credits                      828.1       828.3

    Other                                     1,434.3     1,445.8

    Group equity                              9,401.1     9,024.5
-----------------------------------------------------------------

        Total                               $19,021.2   $19,000.8
                                            ---------------------



                       Sprint Corporation
                           FON GROUP
      CONDENSED COMBINED CASH FLOW INFORMATION (unaudited)
                           (millions)


                                            Quarters Ended
                                               March 31,
                                           ----------------
                                           1999        1998
                                           ----------------



Operating Activities
    Net income                             $  406.2    $   351.5
    Equity in net losses of affiliates         43.8         50.3
    Depreciation and amortization             506.0        466.6
    Other, net                               (193.1)       (82.4)
-----------------------------------------------------------------
Net cash provided by operating activities     762.9        786.0
-----------------------------------------------------------------

Investing Activities
    Capital expenditures
        Long distance division               (259.3)      (207.3)
        Local division                       (392.9)      (320.8)
        Sprint ION                            (91.7)       (12.5)
        Other                                 (61.8)       (68.7)
    Investments in and advances to
    affiliates, net                            67.2       (188.8)
    Other, net                                 (5.0)         4.3
-----------------------------------------------------------------
Net cash used by investing activities        (743.5)      (793.8)
-----------------------------------------------------------------

Financing Activities
    Increase (decrease) in debt, net         (289.6)       159.2
    Dividends paid                           (101.8)       (97.7)
    Treasury stock purchases                  (45.4)       (48.8)
    Other, net                                 68.3         51.6
-----------------------------------------------------------------
Net cash provided (used) by
 financing activities                        (368.5)        64.3
-----------------------------------------------------------------

Increase (decrease) in cash and
 equivalents                                 (349.1)        56.5

Cash and equivalents at beginning
 of period                                    432.5        101.7
-----------------------------------------------------------------

Cash and equivalents at end of period      $   83.4    $   158.2
                                           ----------------------




                          Sprint Corporation
                              PCS GROUP
            COMBINED STATEMENTS OF OPERATIONS (unaudited)
                  (millions, except per share data)


                                           Quarters Ended
                                              March 31,
                                          -----------------
                                          1999         1998
                                          -----------------


Net operating revenues                    $   604.2    $   203.3
-----------------------------------------------------------------

Operating expenses
  Costs of services and products              549.5        217.1
  Selling, general and administrative         533.8        313.4
  Depreciation and amortization               348.7        141.6
-----------------------------------------------------------------
  Total operating expenses                  1,432.0        672.1
-----------------------------------------------------------------

Operating loss                               (827.8)      (468.8)

Interest expense                             (151.7)      (104.7)
Other partners' loss in Sprint PCS              -          305.2
Other income, net                              27.3         37.4
-----------------------------------------------------------------

Loss before income taxes                     (952.2)      (230.9)

Income taxes                                  347.2         85.7
-----------------------------------------------------------------

Net loss before extraordinary item           (605.0)      (145.2)

Extraordinary item, net                       (20.6)         -
-----------------------------------------------------------------

Net loss                                     (625.6)      (145.2)

Preferred stock dividends                      (3.5)         -
-----------------------------------------------------------------

Loss applicable to common stock           $  (629.1)   $  (145.2)
                                          -----------------------

Diluted and basic loss per common share      Actual     Pro forma (1)
                                          -----------   -------------

 Continuing operations                    $    (1.41)  $    (0.97)
 Extraordinary item                            (0.05)         -
---------------------------------------------------------------------
    Total                                 $    (1.46)  $    (0.97)
                                          -----------  --------------
Diluted and basic weighted average
 common shares                                 431.7        415.8
                                          -----------  --------------


In November 1998, Sprint completed the restructuring of Sprint PCS and purchased the remaining ownership interests in Sprint PCS from Tele-
Communications, Inc., Comcast Corporation and Cox Communications, Inc.
(the Cable Partners). The PCS Group includes the domestic wireless personal communication services operations of Sprint Spectrum Holding Company and PhillieCo (together, Sprint PCS) and SprintCom. The results for Sprint PCS were consolidated in 1998, with the Cable Partners' share of losses through the restructuring date reflected as "Other partners' loss in Sprint PCS."


(1) In November 1998, Sprint recapitalized Sprint common shares into two separate classes -- FON stock and PCS stock. The following first quarter 1998 pro forma information was used as the basis to compute diluted and basic loss per common share and assumes the restructuring occurred at the beginning of 1998 and the PCS stock existed for all of 1998.


                                                   Pro forma
                                                  -----------
Net operating revenues                             $  203.3
                                                  -----------
Operating loss                                     $ (579.7)
                                                  -----------
Loss before extraordinary item                     $ (402.4)
                                                  -----------




                    Sprint Corporation
                         PCS GROUP
            CONDENSED COMBINED BALANCE SHEETS
                        (millions)


                                      March 31,    December 31,
                                        1999           1998
                                     --------------------------
                                     (unaudited)


Assets
 Current assets
  Cash and equivalents               $    65.0      $   172.7
  Accounts receivable, net               357.1          306.4
  Other                                  692.6          376.7
--------------------------------------------------------------
   Total current assets                1,114.7          855.8

 Property, plant and
  equipment, net                       6,861.9        6,534.9

 Intangible assets, net                7,309.1        7,337.8

 Other                                   410.9          409.9
--------------------------------------------------------------

  Total                              $15,696.6      $15,138.4
                                     -------------------------


Liabilities and group equity
 Current liabilities
  Current maturities of long-
   term debt                         $   182.1      $   348.3
  Accounts payable                       519.0          371.2
  Construction obligations               890.1          978.9
  Other                                  804.4          701.3
--------------------------------------------------------------
   Total current liabilities           2,395.6        2,399.7

 Long-term debt                        8,127.1        7,846.7

 Deferred income taxes                 1,086.9        1,013.3

 Other                                    95.4          123.2

 Group equity                          3,991.6        3,755.5
--------------------------------------------------------------

  Total                              $15,696.6      $15,138.4
                                     -------------------------



                        Sprint Corporation
                            PCS GROUP
        CONDENSED COMBINED CASH FLOW INFORMATION (unaudited)
                            (millions)


                                              Quarters Ended
                                                 March 31,
                                             -------------------
                                             1999        1998(1)
                                             -------------------


Operating Activities
    Net loss                                 $  (625.6)  $ (145.2)
    Equity in net losses of affiliates             -        209.7
    Depreciation and amortization                348.7        -
    Deferred income taxes                         63.8       12.8
    Increase in current tax
     receivable from FON Group                  (264.7)     (98.4)
    Other, net                                   106.2      125.1
-------------------------------------------------------------------
Net cash provided (used) by
 operating activities                           (371.6)     104.0
-------------------------------------------------------------------

Investing Activities
    Capital expenditures                        (511.6)    (178.6)
    Investments in and loans to affiliates         -        (33.5)
    Other, net                                   (82.2)        -
--------------------------------------------------------------------
Net cash used by investing activities           (593.8)    (212.1)
--------------------------------------------------------------------

Financing Activities
    Increase in debt, net                         22.0        -
    Advances from and equity
    transfers to FON Group, net                     -       108.1
    Proceeds from PCS common stock issued        841.9        -
    Other, net                                    (6.2)       -
-------------------------------------------------------------------
Net cash provided by financing activities        857.7      108.1
-------------------------------------------------------------------

Decrease in cash and equivalents                (107.7)       -

Cash and equivalents at beginning of period      172.7        -
-------------------------------------------------------------------

Cash and equivalents at end of period        $    65.0   $    -
                                             ----------------------


(1) The PCS restructuring occurred in November 1998. Cash flows prior to that date reflect the operations of SprintCom and Sprint's investment in Sprint PCS.





                        Sprint Corporation
              CONDENSED CONSOLIDATED BALANCE SHEETS
                            (millions)


                                             March 31,    December 31,
                                               1999          1998
                                            --------------------------
                                            (unaudited)


Assets
 Current assets
  Cash and equivalents                     $   148.4      $   605.2
  Accounts receivable, net                   2,851.7        2,690.7
  Other                                      1,151.7        1,092.0
--------------------------------------------------------------------
   Total current assets                      4,151.8        4,387.9

 Property, plant and equipment, net         19,623.4       18,983.0

 Intangible assets, net                      7,653.5        7,693.0

 Other                                       2,292.4        2,167.2
--------------------------------------------------------------------

   Total                                   $33,721.1      $33,231.1
                                           -------------------------

Liabilities and shareholders' equity
 Current liabilities
  Current maturities of long-term debt     $   345.1      $   246.9
  Accounts payable and accrued
   interconnection costs                     2,183.3        2,247.3
  Construction obligations                     890.1          978.9
  Other                                      2,039.3        1,968.0
--------------------------------------------------------------------
   Total current liabilities                 5,457.8        5,441.1

 Long-term debt                             11,758.5       11,942.4

 Deferred taxes and investment tax credits   1,903.4        1,830.3

 Other                                       1,529.6        1,569.0

 Common stock and other shareholders'
  equity
  Common stock
   Class A                                     215.6          215.6
   FON                                         700.5          700.5
   PCS                                         406.2          375.4
   PCS preferred stock                         246.8          246.8
   Other shareholders' equity               11,502.7       10,910.0
--------------------------------------------------------------------
    Total shareholders' equity              13,071.8       12,448.3
--------------------------------------------------------------------

Total                                      $33,721.1      $33,231.1
                                           -------------------------



                       Sprint Corporation
     CONDENSED CONSOLIDATED CASH FLOW INFORMATION (unaudited)
                           (millions)



                                            Quarters Ended
                                               March 31,
                                           --------------------
                                           1999         1998(1)
                                           --------------------



Operating Activities
    Net income (loss)                      $  (219.4)   $  206.3
    Equity in net losses of affiliates          43.8       260.0
    Depreciation and amortization              854.7       466.6
    Other, net                                (299.0)       55.5
-----------------------------------------------------------------
Net cash provided by operating activities      380.1       988.4
-----------------------------------------------------------------
Investing Activities
    Capital expenditures
        FON Group                             (805.7)     (609.3)
        PCS Group                             (511.6)     (178.6)
    Investments in and loans to
    affiliates, net                            (67.5)     (212.6)
    Other, net                                 (87.2)        4.3
------------------------------------------------------------------
Net cash used by investing
 activities                                 (1,472.0)     (996.2)
------------------------------------------------------------------
Financing Activities
    Increase (decrease) in debt, net          (132.9)      159.2
    Treasury stock purchases                   (45.4)      (48.8)
    Proceeds from PCS common stock issued      841.9          -
    Dividends paid                            (101.8)      (97.7)
    Other, net                                  73.3        51.6
------------------------------------------------------------------
Net cash provided by financing activities      635.1        64.3
------------------------------------------------------------------
Increase (decrease) in cash and equivalents   (456.8)       56.5

Cash and equivalents at beginning
 of period                                     605.2       101.7
------------------------------------------------------------------

Cash and equivalents at end of period      $   148.4    $  158.2
                                           -----------------------




(1) The PCS restructuring occurred in November 1998. Cash flows prior to that date reflect the operations of SprintCom and Sprint's investment in Sprint PCS.

